UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2017

CALATLANTIC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, 32100 Arlington, Virginia	22209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 532-3806

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS

On June 6, 2017, CalAtlantic Group, Inc. (the “Company”) announced a proposed offering of $300 million aggregate principal amount of a new series of senior notes due 2027. In connection with the proposed offering of such notes, the Company is providing the following information:

Put Right and Redemption of 1.25% Convertible Senior Notes due 2032

The Company intends to issue a notice of redemption to the holders of its outstanding 1.25% Convertible Senior Notes due 2032 (the “2032 Notes”), pursuant to which it will redeem the 2032 Notes for cash, at a price of one hundred percent (100%) of the principal amount of the 2032 Notes, plus accrued and unpaid interest (the “Redemption”), on August 7, 2017, unless earlier repurchased or converted. As of June 6, 2017, there was $253 million aggregate principal amount of the 2032 Notes outstanding. Prior to the consummation of the Redemption, the holders of the 2032 Notes are entitled to require the Company to repurchase their notes at a price of one hundred percent (100%) of the outstanding principal amount of the 2032 Notes, plus accrued and unpaid interest, on August 1, 2017. As of the date hereof, the conversion rate for the 2032 Notes is 24.9207 shares of the Company’s common stock per $1,000 principal amount of the 2032 Notes, with a conversion price of $40.13 per share.

Share Repurchase Program

In July 2016, the Company’s Board of Directors authorized a repurchase program for up to $500 million of the Company’s common stock (the “Share Repurchase Program”). The repurchases under the Share Repurchase Program may be made, from time to time, in negotiated transactions, on the open market or otherwise. The Share Repurchase Program will continue in effect until terminated by the Board of Directors. As of June 6, 2017, the Company had repurchased and retired approximately 4.7 million shares of its common stock for approximately $157.1 million under the Share Repurchase Program, including repurchasing and retiring approximately 687 thousand shares of its common stock for approximately $24.5 million since April 1, 2017. As of June 6, 2017, approximately $342.9 million remains available for repurchases under the Share Repurchase Program.

Geographic Market Expansion

On May 4, 2017, the Company announced plans to commence homebuilding operations in Salt Lake City, Utah, the 18th largest housing market in the United States. The new division is expected to be established in summer 2017. As part of our strategy, we continue to regularly review and assess other geographic market expansion opportunities.

Preliminary Results for the First Two Months of the Fiscal Quarter Ending June 30, 2017

The Company’s net new home orders for the months of April and May 2017 were 2,710, as compared to 2,708 for the same period in 2016, resulting in a May 31, 2017 backlog of 7,672 units (an 8% increase as compared to the ending backlog as of March 31, 2017) with an average selling price of $464 thousand. New home deliveries for the months of April and May 2017 were 2,147, as compared to 1,947 for the same period in 2016.

	Net New Home Orders			New Homes Delivered
	2017	2016	Change	2017	2016	Change
January	1,138	1,105	3%	634	596	6%
February	1,388	1,427	(3%)	898	803	12%
March	1,778	1,603	11%	1,480	1,328	11%
April	1,332	1,429	(7%)	1,000	899	11%
May	1,378	1,279	8%	1,147	1,048	9%
June		1,213			1,537

This financial data is preliminary and may change materially. In addition, this preliminary financial data for the two months ended May 31, 2017 is not necessarily indicative of the results to be achieved for the full quarter ending June 30, 2017 or any future period. The preliminary data set forth above have been prepared by, and are the responsibility of, our management. The information has not been compiled or examined by our independent auditors nor have our independent auditors performed any procedures with respect to this information or expressed any opinion or any form of assurance on such information. In addition, the foregoing information is subject to revision as we prepare our financial statements and other disclosures for the three months ending June 30, 2017, including all disclosures required by United States generally accepted accounting principles. Because we have not completed our normal closing and review procedures for the quarter, and subsequent events may occur that require material adjustments to these results, the final results and other disclosures for the three months ending June 30, 2017 may differ materially from this information.

No Solicitation

This announcement is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell, with respect to any securities, including the new senior notes or the 2032 Notes.

Forward-Looking Statements

This filing contains forward-looking statements. These statements include but are not limited to the terms of the proposed new senior notes offering, the redemption of the 2032 notes, potential share repurchases under the Share Repurchase Program, the Company’s geographic market expansion plans and its preliminary results for the two months ended May 31, 2017. Forward-looking statements are based on the Company’s current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors, many of which are out of the Company’s control and difficult to forecast, that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to: local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of “slow growth” or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s financial services operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q, which factors are incorporated herein by reference. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements. The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this filing. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2017

CALATLANTIC GROUP, INC.

By:	/s/ JEFFREY J. MCCALL
	Name:	Jeffrey J. McCall
	Title:	Executive Vice President &
Chief Financial Officer